Exhibit 3(a)

DEAN HELLER

Entity Number: E0177792008-7

206 North Carson Street

Carson City, Nevada 89701-4299

Date Filed: 3/19/2008 11:15:29AM

(775) 684 5708

Website: secretaryofstate.biz

In the office of Dean Heller, Secretary of State

Articles of Incorporation

           (PURSUANT TO NRS 78)

1.

Name of Corporation:

Aircraft Builders Assistance, Inc.

2.

Resident Agent

Timothy Beghtol

Name and Street

6885 Speedway Boulevard, Y-102, Las Vegas, Nevada 89115

Address

3.

Shares

Number of Shares with par value: 75,000,000   Par Value $.001

4.

Name &

Timothy Beghtol

Addresses

6885 Speedway Boulevard, Y-102, Las Vegas, Nevada 89115

Of Board of

Directors/Trustees

5.

Purpose

Any and All Legal Purposes

6.

Name, addresses

Timothy Beghtol

Signed:

/Signed/

And signature of

6885 Speedway Boulevard, Y-102, Las Vegas, Nevada 89115

incorporator

7.

Certificate of

I hereby accept appointment as Resident Agent for the above named corporation

Acceptance of

Appointment of

Signed:

/Signed/

  Date

3/19/2008

Resident Agent

Timothy Beghtol